   As filed with the Securities and Exchange Commission on December 21, 1999
                                                Registration No. 333- 92853
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ---------------

                                  Amendment No. 1
                                       To

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                              Diversa Corporation
                        (Name of Issuer in Its Charter)

             Delaware                               8731                            22-3297375
   (State or Other Jurisdiction         (Primary Standard Industrial             (I.R.S. Employer
 of Incorporation or Organization)       Classification Code Number)            Identification No.)

                           10665 Sorrento Valley Road
                              San Diego, CA 92121
                                 (858) 623-5106
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------

                              Jay M. Short, Ph.D.
                            Chief Executive Officer
                              Diversa Corporation
                           10665 Sorrento Valley Road
                              San Diego, CA 92121
                                 (858) 623-5106
             (Name, Address, Telephone Number of Agent for Service)

                                   Copies to:

        M. Wainwright Fishburn, Jr., Esq.                        Faye H. Russell, Esq.
            Nancy Denyes Krueger, Esq.                           Maria P. Sendra, Esq.
              David B. Berger, Esq.                         Brobeck, Phleger & Harrison LLP
                Cooley Godward LLP                                550 West "C" Street
         4365 Executive Drive, Suite 1100                     San Diego, California 92101
           San Diego, California 92121                               (619) 234-1966
                  (858) 550-6000

                                ---------------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

                                ---------------

  If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                ---------------

   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following table sets forth all expenses payable by the Registrant in connection with the sale of the common stock being registered. All the amounts shown are estimates except for the SEC registration fee and the NASD filing fee.

Registration fee......................................................... 22,400
NASD filing fee..........................................................  9,000
Nasdaq National Market listing fee.......................................     *
Printing and engraving expenses..........................................     *
Legal fees and expenses..................................................     *
Accounting fees and expenses.............................................     *
Blue Sky fees and expenses...............................................     *
Transfer agent and registrar fees........................................     *
Premium for directors' and officers' insurance...........................     *
Miscellaneous............................................................     *
                                                                          ------
    Total................................................................     *
                                                                          ======

--------
*  Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company's Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

   The Delaware General Corporation Law (the "Delaware GCL") provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful), and
(iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made upon order by a court or a determination by (i) a majority of disinterested directors, (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (iii) the stockholders that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses relate. The Company's Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

   The Company has entered into indemnity agreements (the "Indemnity Agreements") with each director or officer designated by the Board of Directors. The Indemnity Agreements require that the Company indemnify directors and officers who are parties thereto in all cases to the fullest extent permitted by Delaware law. Under the Delaware GCL, except in the case of litigation in which a director or officer is successful on the merits, indemnification of a director or officer is discretionary rather than mandatory. Consistent with the Company's Bylaw provision on the subject, the Indemnity Agreements require the Company to make prompt payment of litigation expenses at the request of the director or officer in advance of indemnification provided that he undertakes to repay the amounts if it is ultimately determined that he is not entitled to indemnification for such expenses. The advance of litigation expenses is mandatory; under the Delaware GCL such advance would be discretionary. Under the Indemnity Agreements, the director or officer is permitted to bring suit to seek recovery of amounts due under the Indemnity Agreements and is entitled to recover the expenses of seeking such recovery unless a court determines that the action was not made in good faith or was frivolous. Without the Indemnity Agreements, the Company would not be required to pay the director or officer for his expenses in seeking indemnification recovery against the Company. Under the Indemnity Agreements, directors and officers are not entitled to indemnity or advancing of expenses (i) if such director or officer has recovered payment under an insurance policy for the subject claim, or has otherwise been indemnified against the subject claim, (ii) for actions initiated or brought by the director or officer and not by way of defense (except for actions seeking indemnity or expenses from the Company), (iii) if the director or officer violated section 16(b) of the Exchange Act or similar provisions of law or (iv) if a court of competent jurisdiction determines that the director or officer failed to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any proceeding which is of a criminal nature, had reasonable cause to believe his conduct was unlawful. Absent the Indemnity Agreements, indemnification that might be made available to directors and officers could be changed by amendments to the Company's Certificate of Incorporation or Bylaws.

   The underwriting agreement provides that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to this registration statement.

   In addition, we have an existing directors and officers liability insurance policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   Since January 1, 1997, the Registrant has sold and issued the following unregistered securities:

   (a) On July 14, 1997, the Registrant issued and sold 844,444 shares of its Series C Preferred Stock to Finnfeeds International Limited for a purchase price of $1,900,000, in connection with the Registrant's Collaboration Agreement with Finnfeeds International Limited. The Registrant relied on the exemption provided by Section 4(2) and/or Regulation D promulgated under the Securities Act. The sale was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the securities were being acquired for investment.

   (b) On September 2, 1997, the Registrant issued to 15 investors, secured promissory notes for an aggregate of $3,432,804 that were convertible into shares of the Registrant's Series D Preferred Stock. The Registrant relied on the exemption provided by Section 4(2) and/or Regulation D promulgated under the Securities Act. The issuances were made without general solicitation or advertising. Each investor was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the securities were being acquired for investment.

   (c) On October 22, 1997, the Registrant issued and sold an aggregate of 24,809,555 shares of its Series D Preferred Stock to 27 investors for an aggregate purchase price of $21,088,122, which reflected the conversion of all of the Registrant's outstanding Series I Preferred Stock and convertible, secured promissory notes into Series D Preferred Stock. The Registrant relied on the exemption provided by Section 4(2) and/or

Regulation D promulgated under the Securities Act. The sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the securities were being acquired for investment.

   (d) On January 25, 1999, the Registrant issued and sold 5,555,556 shares of its Series E Preferred Stock to Novartis Agribusiness Biotechnology Research, Inc. for a purchase price of $7,333,334 in connection with a Collaboration Agreement between the parties. The Registrant relied on the exemption provided by Section 4(2) and/or Regulation D promulgated under the Securities Act. The sale was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the securities were being acquired for investment.

   (e) From time to time since January 1, 1997, the Registrant has granted stock options to purchase shares of its common stock to various employees and consultants pursuant to its 1994 Employee Incentive and Non-Qualified Stock Option Plan. With respect to all grants of options, exemption from registration was unnecessary in that the transactions did not involve a "sale" of securities as that term is used in Section 2(a)(3) of the Securities Act.

   (f) From time to time since August 28, 1997, the Registrant has granted stock options to purchase shares of its common stock to various employees and consultants pursuant to its 1997 Equity Incentive Plan. With respect to all grants of options, exemption from registration was unnecessary in that the transactions did not involve a "sale" of securities as that term is used in
Section 2(a)(3) of the Securities Act.

   (g) As of September 30, 1999, the Registrant had issued and sold, in the aggregate, 181,333 shares of its common stock for per share exercise prices ranging from $0.20 to $0.70 to employees and consultants pursuant to their exercise of stock options granted under the Registrant's 1994 Employee Incentive and Non-Qualified Stock Option Plan. The Registrant relied on the exemption provided by Rule 701 under the Securities Act.

   (h) As of September 30, 1999, the Registrant had issued and sold, in the aggregate, 2,203,295 shares of its common stock for per share exercise prices ranging from $0.146 to $0.60 to employees and consultants pursuant to their exercise of stock options granted under the Registrant's 1997 Equity Incentive Plan. The Registrant relied on the exemption provided by Rule 701 under the Securities Act.

   The common stock amounts and per share exercise prices in the descriptions
above reflect the   -for-   stock split of the Registrant's common stock which
will take place prior to effectiveness of this offering. The recipients of the above-described securities represented their intention to acquire the securities for investment only and not with a view to distribution thereof. Appropriate legends were affixed to the stock certificates issued in such transactions. All recipients had adequate access, through employment or other relationships, to information about the Registrant.

Item 16. Exhibits and Financial Statement Schedules.

   (a) Exhibits.


 Number
 Exhibit                         Description of Document
 ------- ----------------------------------------------------------------------
 1.1*    Form of Underwriter's Agreement.

 3.1** Registrant's Certification of Incorporation, as amended, as currently in effect.

 3.2**   Registrant's Bylaws, as amended, as currently in effect.

 3.3** Form of Amended and Restated Certificate of Incorporation, to be filed prior to the Closing.

 3.4**   Form of Registrant's Amended and Restated Certificate of
         Incorporation, to be effective upon the closing of this offering.

 3.5** Form of Registrant's Amended and Restated Bylaws, to be effective upon the closing of this offering.

 Number
 Exhibit                         Description of Document
 ------- ----------------------------------------------------------------------
  4.1*   Form of common stock Certificate of Registrant.

  5.1*   Opinion of Cooley Godward LLP.

 10.1** Form of Indemnity Agreement entered into between the Company and its directors and executive officers.

 10.2** 1994 Employee Incentive and Non-Qualified Stock Option Plan, as amended.

 10.3**  Form of Stock Option Agreement under the 1994 Employee Incentive and
         Non-Qualified Stock Option Plan.

 10.4**  1997 Equity Incentive Plan.

 10.5**  Form of Stock Option Grant Notice and Stock Option Agreement under the
         1997 Equity Incentive Plan.

 10.6    1999 Non-Employee Directors' Stock Option Plan.

 10.7** Form of Stock Option Grant Notice and Related Stock Option Agreement under the 1999 Non-Employee Directors' Stock Option Plan.

 10.8**  1999 Employee Stock Purchase Plan.

 10.9** Amended and Restated Stockholders' Agreement by and among the Company and the Stockholders identified therein, dated January 25, 1999.+

 10.10** Form of Warrant Agreement to purchase Series A Preferred Stock (with schedule of holders attached).

 10.11** Form of Warrant Agreement to purchase Common Stock (with schedule of holders attached).

 10.12** Form of Warrant Agreement to purchase Common Stock (with schedule of holders attached).

 10.13** Multi-Tenant Office R&D Building Lease by and between the Company and
         Sycamore/San Diego Investors, dated September 24, 1996.

 10.14** Master Lease Agreement by and between the Transamerica Business Credit
         Corporation and the Company, dated April 4, 1997.

 10.15   License Agreement by and between the Company and The Dow Chemical
         Company, dated July 20, 1997 and July 22, 1997.+

 10.16   Collaborative Research Agreement by and between the Company and The
         Dow Chemical Company, dated July 20, 1999 and July 22, 1999.+

 10.17** License Agreement by and between the Company and Finfeeds
         International Limited, dated December 1, 1998.+

 10.18** Collaboration Agreement by and between the Company and Novartis
         Agribusiness Biotechnology Research, Inc., dated January 25, 1999, as amended.+

 10.19** Stock Purchase Agreement by and between the Company and Novartis
         Agribusiness Biotechnology Research, Inc., dated January 25, 1999.+

 10.20** Collaboration Agreement by and between the Company and Rhone-Poulenc
         Animal Nutrition S.A., dated June 28, 1999.+

 10.21** License Agreement by and between the Company and Invitrogen
         Corporation, dated March 29, 1999.+

 10.22 License Agreement by and between the Company and Mycogen Corporation, dated December 1997, as amended on March 6, 1998 and December 19,
         1997.+

 10.23** Patent Cross-License Agreement by and between the Company and Terragen
         Discovery Inc., dated November 18, 1999.+

 Number
 Exhibit                        Description of Document
 ------- ---------------------------------------------------------------------
 10.24** Joint Venture Agreement by and between the Company and Novartis Seeds
         AG, dated December 1, 1999.+

 10.25** Research Lease by and between the Company One Cell Systems, Inc., dated February 16, 1999.+

 10.26** Research and Development Agreement by and between the Company and Novartis Enzymes, Inc., dated December 1, 1999.+

 10.27** Employment Offer Letter to Patrick Simms, dated February 3, 1997.

 10.28** Employment Offer Letter to Jay Short, dated August 30, 1994.

 10.29** Employment Offer Letter to Karin Eastham, dated April 2, 1999.

 10.30** Employment Offer Letter to William H. Baum, dated July 31, 1997.

 10.31** Separation Agreement by and between the Company and Terrance J.
         Bruggeman, effective as of April 12, 1999.

 10.32** Separation Agreement by and between the Company and Kathleen H. Van
         Sleen, effective as of May 10, 1999.

 10.33** Letter Agreement with Jay M. Short, Ph.D., dated June 25, 1998.

 23.1**  Consent of Ernst & Young LLP, Independent Auditors.

 23.2**  Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

 24.1**  Power of Attorney. Reference is made to pages II-7 and II-8.

 27.1**  Financial Data Schedule.

--------
*  To be filed by amendment.

** Previously filed as an exhibit to this Registration Statement on December
   15, 1999.

+ Confidential Treatment will be requested with respect to portions of this exhibit. Omitted portions will be filed separately with the Securities and Exchange Commission.

   (b) Schedules

   All schedules are omitted because they are not required, are not applicable or the information is included in the financial statements or notes thereto.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes:

   (1) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (2) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   (3) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of San Diego, County of San Diego, State of California, on the 21st day of December, 1999.




   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                           Title                    Date
             ---------                           -----                    ----

        /s/ Jay M. Short*            President, Chief Executive    December 21, 1999
   _________________________________ Officer, Chief Technology
        Jay M. Short, Ph.D.          Officer and Director
                                     (Principal Executive
                                     Officer)

        /s/ Karin Eastham            Senior Vice President,        December 21, 1999
____________________________________ Finance and Chief Financial
           Karin Eastham             Officer (Principal Financial
                                     Officer)
     /s/ James H. Cavanaugh*         Director                      December 21, 1999
____________________________________
     James H. Cavanaugh, Ph.D.

      /s/ Daniel T. Carroll*         Director                      December 21, 1999
____________________________________
         Daniel T. Carroll
    /s/ Patricia M. Cloherty*        Director                      December 21, 1999
____________________________________
        Patricia M. Cloherty
     /s/ Donald D. Johnston*         Director                      December 21, 1999
____________________________________
         Donald D. Johnston

             Signature                           Title                    Date
             ---------                           -----                    ----


                                     Director                       December  , 1999
____________________________________
            Mark Leschly

                                     Director                       December  , 1999
____________________________________
       Melvin I. Simon, Ph.D.
         /s/ Peter Johnson           Director                      December 21, 1999
____________________________________
           Peter Johnson


      /s/ Karin Eastham
*By: __________________________
         Karin Eastham
  Attorney-in-Fact and Agent

                                 EXHIBIT INDEX

 Number
 Exhibit                         Description of Document
 ------- ----------------------------------------------------------------------
  1.1*   Form of Underwriter's Agreement.

  3.1** Registrant's Certification of Incorporation, as amended, as currently in effect.

  3.2**  Registrant's Bylaws, as amended, as currently in effect.

  3.3** Form of Amended and Restated Certificate of Incorporation, to be filed prior to the Closing.

  3.4**  Form of Registrant's Amended and Restated Certificate of
         Incorporation, to be effective upon the closing of this offering.

  3.5** Form of Registrant's Amended and Restated Bylaws, to be effective upon the closing of this offering.

  4.1*   Form of common stock Certificate of Registrant.

  5.1*   Opinion of Cooley Godward LLP.

 10.1** Form of Indemnity Agreement entered into between the Company and its directors and executive officers.

 10.2** 1994 Employee Incentive and Non-Qualified Stock Option Plan, as amended.

 10.3**  Form of Stock Option Agreement under the 1994 Employee Incentive and
         Non-Qualified Stock Option Plan.

 10.4**  1997 Equity Incentive Plan.

 10.5**  Form of Stock Option Grant Notice and Stock Option Agreement under the
         1997 Equity Incentive Plan.

 10.6    1999 Non-Employee Directors' Stock Option Plan.

 10.7** Form of Stock Option Grant Notice and Related Stock Option Agreement under the 1999 Non-Employee Directors' Stock Option Plan.

 10.8**  1999 Employee Stock Purchase Plan.

 10.9** Amended and Restated Stockholders' Agreement by and among the Company and the Stockholders identified therein, dated January 25, 1999.+

 10.10** Form of Warrant Agreement to purchase Series A Preferred Stock (with schedule of holders attached).

 10.11** Form of Warrant Agreement to purchase Common Stock (with schedule of holders attached).

 10.12** Form of Warrant Agreement to purchase Common Stock (with schedule of holders attached).

 10.13** Multi-Tenant Office R&D Building Lease by and between the Company and
         Sycamore/San Diego Investors, dated September 24, 1996.

 10.14** Master Lease Agreement by and between the Transamerica Business Credit
         Corporation and the Company, dated April 4, 1997.

 10.15 License Agreement between the Company and The Dow Chemical Company, dated July 20, 1997 and July 22, 1997.+

 10.16   Collaborative Research Agreement by and between the Company and The
         Dow Chemical Company, dated July 20, 1999 and July 22, 1999.+

 10.17** License Agreement by and between the Company and Finfeeds
         International Limited, dated December 1, 1998.+

 10.18** Collaboration Agreement by and between the Company and Novartis
         Agribusiness Biotechnology Research, Inc., dated January 25, 1999, as amended.+

 10.19** Stock Purchase Agreement by and between the Company and Novartis
         Agribusiness Biotechnology Research, Inc., dated January 25, 1999.+

 Number
 Exhibit                         Description of Document
 ------- ----------------------------------------------------------------------

 10.20** Collaboration Agreement by and between the Company and Rhone-Poulenc
         Animal Nutrition S.A., dated June 28, 1999.+

 10.21** License Agreement by and between the Company and Invitrogen
         Corporation, dated March 29, 1999.+

 10.22 License Agreement by and between the Company and Mycogen Corporation, dated December 1997, as amended on March 6, 1998 and December 19,
         1997.+

 10.23** Patent Cross-License Agreement by and between the Company and Terragen
         Discovery Inc., dated November 18, 1999.+

 10.24** Joint Venture Agreement by and between the Company and Novartis Seeds
         AG, dated December 1, 1999.+

 10.25** Research Lease by and between the Company One Cell Systems, Inc., dated February 16, 1999.+

 10.26** Research and Development Agreement by and between the Company and Novartis Enzymes, Inc., dated December 1, 1999.+

 10.27** Employment Offer Letter to Patrick Simms, dated February 3, 1997.

 10.28** Employment Offer Letter to Jay Short, dated August 30, 1994.

 10.29** Employment Offer Letter to Karin Eastham, dated April 2, 1999.

 10.30** Employment Offer Letter to William H. Baum, dated July 31, 1997.

 10.31** Separation Agreement by and between the Company and Terrance J.
         Bruggeman, effective as of April 12, 1999.

 10.32** Separation Agreement by and between the Company and Kathleen H. Van
         Sleen, effective as of May 10, 1999.

 10.33** Letter Agreement with Jay M. Short, Ph.D., dated June 25, 1998.

 23.1**  Consent of Ernst & Young LLP, Independent Auditors.

 23.2**  Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

 24.1**  Power of Attorney. Reference is made to pages II-7 and II-8.

 27.1**  Financial Data Schedule.

--------
*  To be filed by amendment.

** Previously filed as exhibit to this Registration Statement on December 15, 1999.

+ Confidential Treatment will be requested with respect to portions of this exhibit. Omitted portions will be filed separately with the Securities and Exchange Commission.